Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS THIRD QUARTER 2025 RESULTS

Q3 FINANCIAL HIGHLIGHTS
▪Net loss: ($32.4) million
▪Same-Property Hotel EBITDA: $105.4 million, in line with the midpoint of the Company’s outlook, driven by strong demand in San Francisco and continued exceptional expense management
▪Adjusted EBITDAre: $99.2 million, $2.2 million above the midpoint of the Company’s outlook
▪Adjusted FFO per diluted share: $0.51, $0.03 above the midpoint of the Company’s outlook

Q3 HOTEL OPERATING TRENDS
▪Same-Property Total RevPAR: Decreased 1.5% vs. Q3 2024, as occupancy increased nearly 190 basis points and ADR declined 5.4%; Non-room Revenue rose a healthy 1.7%
▪Top Market Performance: San Francisco achieved 8.3% RevPAR growth, and Chicago increased 2.3%, reflecting healthy growth in convention, corporate, and leisure demand; both markets outperformed expectations and continued their steady recoveries
▪Resorts Steady; Urban Markets Mixed: Resort Total RevPAR improved 0.7%, while Urban Total RevPAR declined 2.7%, reflecting resilient resort demand offset by disruptions in Los Angeles and Washington, D.C., and lighter year-over-year convention calendars in Boston and San Diego
▪Operating Expenses Well-Controlled: Same-Property Hotel Expenses before fixed costs increased just 0.4%, highlighting Pebblebrook’s continued success executing its strategic productivity and efficiency program

CAPEX & BALANCE SHEET
▪Capital Investments: $14.2 million in Q3; on track for $65 to $75 million for the full year
▪Convertible Notes Financing: Completed $400 million private offering of 1.625% Convertible Notes due 2030, with proceeds used to retire an equal amount of the 1.75% Convertible Notes due 2026 at a 2% discount to par — enhancing liquidity, lowering borrowing costs, and extending maturities
▪Balance Sheet: Ended Q3 with $232 million in cash and restricted cash, a sector-low 4.1% weighted-average interest rate, and net debt to trailing 12-month corporate EBITDA of 6.1x

2025 OUTLOOK
▪Net loss: ($67.5) to ($58.5) million
▪Same-Property Total RevPAR Growth Rate: (0.1%) to 1.1%; midpoint reduced by 30 bps
▪Adjusted EBITDAre: $332.5 to $341.5 million; midpoint reduced by $3.0 million
▪Adjusted FFO per diluted share: $1.50 to $1.57; range narrowed, midpoint unchanged

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-
GAAP financial measures used in the table above and elsewhere in this press release. The sector-low weighted average interest rate is based on Pebblebrook’s analysis of EDGAR filings to date for all listed lodging REITs.

“
Our third-quarter results were in line with our outlook, reflecting strong operating execution and continued outperformance in driving portfolio-wide operating efficiencies in a challenging and uncertain environment. San Francisco once again led the portfolio, fueled by robust citywide conventions and healthy business and leisure transient demand growth. Chicago also exceeded expectations, with broad-based strength across group, corporate, and leisure segments. As anticipated, the quarter’s results were negatively impacted by the year-over-year timing shift of the Jewish holidays and ongoing softness in group attendance.
‘Among our resorts, Newport Harbor Island Resort, Jekyll Island Club Resort, and Estancia La Jolla Hotel & Spa each delivered strong gains as they continue to capture market share and expand profitability as they ramp up from their transformational redevelopments. Leisure demand across our portfolio remained resilient in the third quarter, although many leisure customers continued to be price sensitive. Weekday and weekend occupancies continued to increase across our resort and urban markets.
‘We also achieved a key strategic milestone with the successful completion of our $400 million convertible notes offering at a very attractive 1.625% rate, extending our maturities, lowering our borrowing costs, and enhancing our financial flexibility. We plan to utilize current cash and additional free cash flow generation to address the remaining 2026 convertible notes that mature near the end of next year.
‘Looking ahead, while we’ve made modest adjustments to our 2025 outlook due to the negative impact of the federal government shutdown, we are increasingly optimistic about our 2026 prospects for renewed growth. Next year sets up well with a uniquely robust list of major events, an improving convention calendar across most of our markets, a more favorable holiday calendar, easier comps in LA and D.C., and continued improving trends across our portfolio.”
-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine months ended September 30,
Same-Property and Corporate Highlights	2025	2024	Var	2025	2024	Var
	($ in millions except per share and RevPAR data)
Net income (loss)	($32.4)	$45.1	(171.7%)	($45.2)	$49.9	(190.7%)
Same-Property RevPAR(1,2)	$232	$239	(3.1%)	$219	$221	(0.9%)
Excluding LA properties(1,2,3)				$222	$221	0.7%
Same-Property Total RevPAR(1,2)	$362	$367	(1.5%)	$345	$343	0.6%
Excluding LA properties(1,2,3)				$357	$350	1.9%
Same-Property Room Revenues(1,2)	$254.6	$262.8	(3.1%)	$701.9	$710.6	(1.2%)
Same-Property Total Revenues(1,2)	$397.7	$403.4	(1.4%)	$1,108.2	$1,105.5	0.2%
Same-Property Total Expenses(1,2)	$292.3	$290.1	0.7%	$824.6	$799.9	3.1%
Excluding RE Tax Credits Q2 ’24(1,2)				$824.6	$807.9	2.1%
Same-Property Hotel EBITDA(1,2)	$105.4	$113.3	(7.0%)	$283.6	$305.6	(7.2%)
Adjusted EBITDAre(1)	$99.2	$112.2	(11.6%)	$272.8	$296.5	(8.0%)
Adjusted FFO(1)	$60.2	$71.7	(16.1%)	$156.3	$180.4	(13.4%)
Adjusted FFO per diluted share(1)	$0.51	$0.59	(13.6%)	$1.30	$1.49	(12.8%)

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(2)Includes information for all hotels the Company owned as of September 30, 2025, except for the following:
■Newport Harbor Island Resort for January - June.

(3)Includes information for all hotels the Company owned as of September 30, 2025, except for the following:
■Newport Harbor Island Resort for January - June.
■LA Properties for January – June: Chamberlain West Hollywood Hotel, Hotel Palomar Los Angeles Beverly Hills, Hotel Ziggy, Hyatt Centric Delfina Santa Monica, Le Parc at Melrose, Mondrian Los Angeles, Montrose at Beverly Hills, Viceroy Santa Monica Hotel, and W Los Angeles – West Beverly Hills.

“Our hotel teams, in partnership with our asset managers, executed exceptionally well this quarter, delivering industry-leading cost discipline despite a softer revenue environment,” said Mr. Bortz. “Total expenses before fixed costs increased just 0.4% year-over-year, while expenses on a per-occupied-room basis declined by 2.0%, reflecting the continued success of our intense and relentless focus on creating operating efficiencies and reducing ongoing operating costs. These results highlight the benefits of our disciplined approach to labor management, procurement, and energy efficiency initiatives, which continue to strengthen both profitability and sustainability. This continued focus on operational efficiency helped mitigate the negative impact of challenging market conditions and softer group attendance, underscoring the resilience of our diversified operating model.”
Update on LaPlaya Recovery from Named Storms
LaPlaya Beach Resort & Club (“LaPlaya”), a 193-room luxury waterfront resort in Naples, Florida, completed its full restoration in the second quarter following damage sustained from Hurricanes Helene and Milton in late 2024. During the third quarter, the Company continued its targeted physical improvements to further strengthen the resort’s resilience against future weather events. These improvements are expected to be substantially complete by the end of this month.

                                                Page 2

LaPlaya is included in Same-Property results for the first three quarters of 2025 but will be excluded in the fourth quarter for both 2025 and 2024 due to last year’s storm impact. The Company recognized $2.1 million of business interruption (“BI”) insurance income in the third quarter, slightly above its $2.0 million outlook, and expects another $2.0 million in the fourth quarter, in line with the prior outlook, bringing the forecasted full-year BI insurance recovery to $11.6 million. This income contributes to Adjusted EBITDAre and Adjusted FFO, but is excluded from Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
During the third quarter, the Company invested $14.2 million in capital improvements across its portfolio, excluding investments related to LaPlaya’s repair and restoration. With the bulk of its multi-year $525-million strategic redevelopment program now complete, Pebblebrook has transitioned into a lower, more normalized level of annual capital investments.
This lower run-rate of capital investments increases discretionary corporate cash flow and strengthens the balance sheet, providing greater flexibility to allocate capital toward shareholder returns, debt reduction, and targeted high-ROI opportunities. For the full year, total capital investments are expected to range between $65 and $75 million, primarily for routine capital maintenance, property refreshes, and select enhancements designed to elevate guest experiences and generate attractive property investment returns.
Balance Sheet and Share Repurchases
On September 18, 2025, the Company completed a $400 million private offering of 1.625% Convertible Notes due 2030 and used the proceeds to retire an equal amount of its 1.75% Convertible Notes due 2026 at a 2% discount to par. This transaction extended the maturity of a significant portion of the Company’s debt at a highly attractive cost of capital, leaving $350 million of the 2026 Notes outstanding.
In connection with this offering, the Company also entered into capped calls providing dilution protection up to a conversion price of $20.23/share, and repurchased approximately 4.3 million common shares at $11.56/share. Together, these actions increased the effective all-in equity conversion price to $24.43/share, driving immediate NAV per share accretion and FFO per share benefit while preserving long-term equity value.
With $232 million of cash and restricted cash on hand and strong ongoing operating cash flow generation, Pebblebrook expects to utilize cash to address the remaining $350 million of Convertible Notes maturing in December 2026. The Company also maintains significant flexibility with $642 million of available capacity on its $650 million senior unsecured revolving credit facility.
As of September 30, 2025, the Company’s debt carries a 4.1% weighted-average interest rate and a weighted-average debt maturity of 2.9 years, with 96% of the debt effectively fixed at 4.0%. Net debt to trailing 12-month corporate EBITDA was 6.1x.
During the quarter, the Company also repurchased $1.4 million par value of its preferred shares at an attractive 27% average discount to par value, reducing total outstanding preferred equity securities to $766.2 million.
On October 21, 2025, the Company’s Board of Trustees approved a new $150 million common share repurchase program, underscoring Pebblebrook’s ongoing commitment to enhancing shareholder value and maintaining a flexible, opportunistic capital allocation strategy in light of the significant discounts to NAV at which the Company’s common shares continue to trade.
Common and Preferred Dividends
On September 15, 2025, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.

                                                Page 3

Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a global alliance of experiential, independent lifestyle hotels and resorts, founded by Pebblebrook in partnership with leading independent operators. As of September 30, 2025, Curator included 83 member properties and 124 preferred vendor agreements, providing members with advantageous pricing, enhanced contract terms, and early access to innovative technologies, including AI and robotics. These benefits also extend across Pebblebrook’s portfolio. Curator’s mission is to strengthen independent hotels through best-in-class agreements, shared services, and technology that enhance performance and elevate the guest experience.
2025 Outlook
The Company’s 2025 Outlook reflects modest reductions at the midpoints from prior expectations, primarily due to the temporary impacts from the federal government shutdown, which has negatively impacted travel demand across the country, and most notably in Washington, D.C. and San Diego. Adjusted FFO per diluted share remains unchanged at the midpoint and increased at the low end. The revised outlook assumes the federal government shutdown will be resolved in the very near term and that travel conditions will normalize thereafter; a materially longer shutdown would represent an incremental negative headwind not reflected in this revised outlook. The outlook also assumes stable macroeconomic and weather conditions, and excludes any potential acquisitions or dispositions.

The Company’s 2025 Outlook is as follows:
	2025 Outlook		Variance to Prior Outlook
	As of 11/05/25		Var to 7/29/25
	($ in millions, except per share data)
	Low	High	Low	High
Net loss	($67.5)	($58.5)	($41.0)	($46.5)
Adjusted EBITDAre	$332.5	$341.5	—	($6.0)
Adjusted FFO	$177.5	$186.5	$1.0	($4.5)
Adjusted FFO per diluted share	$1.50	$1.57	$0.03	($0.02)

This 2025 Outlook is based, in part, on the following estimates and assumptions:
	2025 Outlook		Variance to Prior Outlook
	As of 11/05/25		Var to 7/29/25
	($ in millions)
	Low	High	Low	High
U.S. Hotel Industry RevPAR Growth Rate	(0.5%)	0.5%	0.5%	(0.5%)
Same-Property RevPAR variance vs. 2024	(1.0%)	0.0%	—	(1.0%)
Same-Property Total RevPAR variance vs. 2024	(0.1%)	1.1%	—	(0.6%)

Same-Property Total Revenue variance vs. 2024	(0.3%)	0.8%	—	(0.6%)
Same-Property Total Expense variance vs. 2024	2.0%	2.7%	—	(0.3%)

Same-Property Hotel EBITDA	$343.0	$352.0	—	($6.0)
Same-Property Hotel EBITDA variance vs. 2024	(7.1%)	(4.7%)	—	(1.6%)

LaPlaya (Q4) not incl. in Same-Property Hotel EBITDA	$5.5	$5.5	($0.7)	($0.7)
Newport (Q1/Q2) not incl. in Same-Property Hotel EBITDA	$3.5	$3.5	—	—
BI insurance income	$11.6	$11.6	$0.1	$0.1

                                                Page 4

The Company’s Q4 2025 Outlook is as follows:
	Q4 2025 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net loss	($22.2)	($13.2)
Adjusted EBITDAre	$59.7	$68.7
Adjusted FFO	$21.2	$30.2
Adjusted FFO per diluted share	$0.18	$0.26

This Q4 2025 Outlook is based, in part, on the following estimates and assumptions:
	Low	High
Same-Property RevPAR	$188	$194
Same-Property RevPAR variance vs. 2024	(1.25%)	2.0%
Same-Property Total RevPAR variance vs. 2024	(1.25%)	2.7%

Same-Property Total Revenue variance vs. 2024	(1.25%)	2.7%
Same-Property Total Expense variance vs. 2024	0.1%	1.6%

Same-Property Hotel EBITDA	$59.4	$68.4
Same-Property Hotel EBITDA variance vs. 2024	(6.7%)	7.4%
The Company's Q4 2025 Outlook includes an estimated $2.0 million from an expected initial BI insurance income settlement related to LaPlaya for lost income due to Hurricane Milton. While BI insurance income does not affect Same-Property Hotel EBITDA, it positively impacts Adjusted EBITDAre, Adjusted FFO, and Net income (loss).
Third Quarter 2025 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, November 6, 2025, beginning at 11:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

                                                Page 5

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of business interruption insurance proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of November 5, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

                                                Page 6

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,103,449	$5,319,029
Hotel held for sale	80,602	—
Cash and cash equivalents	223,157	206,650
Restricted cash	8,958	10,941
Hotel receivables (net of allowance for doubtful accounts of $348 and $439, respectively)	45,666	39,125
Prepaid expenses and other assets	92,418	117,593
Total assets	$5,554,250	$5,693,338

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	912,030	910,596
Convertible senior notes, net of unamortized debt premium and deferred financing costs	739,151	748,176
Unsecured senior notes, net of unamortized deferred financing costs	395,591	394,424
Mortgage loans, net of unamortized deferred financing costs	192,264	193,536
Accounts payable, accrued expenses and other liabilities	228,116	222,230
Lease liabilities - operating leases	333,090	320,741
Deferred revenues	97,980	92,347
Accrued interest	18,027	11,549
Liabilities related to hotel held for sale	18,609	—
Distribution payable	11,803	11,865
Total liabilities	2,946,661	2,905,464
Commitments and contingencies
Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $688,554 and $690,000 at September 30, 2025 and December 31, 2024, respectively), 100,000,000 shares authorized; 27,542,157 and 27,600,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	275	276
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 113,841,546 and 119,285,394 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1,138	1,193
Additional paid-in capital	3,985,385	4,072,265
Accumulated other comprehensive income (loss)	3,465	16,550
Distributions in excess of retained earnings	(1,475,913)	(1,392,860)
Total shareholders’ equity	2,514,350	2,697,424
Non-controlling interests	93,239	90,450
Total equity	2,607,589	2,787,874
Total liabilities and equity	$5,554,250	$5,693,338

                                                Page 7

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Room	$254,613	$262,755	$709,223	$714,633
Food and beverage	96,239	95,998	288,543	278,613
Other operating	47,871	45,777	128,760	122,463
Total revenues	$398,723	$404,530	$1,126,526	$1,115,709
Expenses:
Hotel operating expenses:
Room	$70,434	$68,721	$196,689	$188,747
Food and beverage	71,011	71,346	208,237	203,281
Other direct and indirect	117,607	116,953	335,126	328,705
Total hotel operating expenses	259,052	257,020	740,052	720,733
Depreciation and amortization	57,602	57,546	172,790	172,051
Real estate taxes, personal property taxes, property insurance, and ground rent	35,404	35,274	102,655	92,681
General and administrative	12,062	11,814	37,792	35,937
Impairment	46,497	1,908	46,497	1,908
Business interruption insurance income and gain on insurance settlement	(3,874)	(7,059)	(11,419)	(18,340)
Other operating expenses	2,188	963	3,216	4,083
Total operating expenses	408,931	357,466	1,091,583	1,009,053
Operating income (loss)	(10,208)	47,064	34,943	106,656
Interest expense	(20,180)	(27,925)	(74,595)	(82,285)
Other, net	1,037	793	2,056	1,336
Income (loss) before income taxes	(29,351)	19,932	(37,596)	25,707
Income tax (expense) benefit	(3,002)	25,213	(7,652)	24,157
Net income (loss)	(32,353)	45,145	(45,248)	49,864
Net income (loss) attributable to non-controlling interests	714	1,488	2,710	3,621
Net income (loss) attributable to the Company	(33,067)	43,657	(47,958)	46,243
Distributions to preferred shareholders	(10,611)	(10,631)	(31,874)	(31,894)
Repurchase of preferred shares	312	—	312	—
Net income (loss) attributable to common shareholders	$(43,366)	$33,026	$(79,520)	$14,349

Net income (loss) per share available to common shareholders, basic	$(0.37)	$0.27	$(0.67)	$0.12
Net income (loss) per share available to common shareholders, diluted	$(0.37)	$0.24	$(0.67)	$0.12
Weighted-average number of common shares, basic	117,555,628	119,640,463	118,304,722	119,938,931
Weighted-average number of common shares, diluted	117,555,628	149,351,866	118,304,722	120,367,351

                                                Page 8

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

                                                Page 9

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(32,353)	$45,145	$(45,248)	$49,864
Adjustments:
Real estate depreciation and amortization	57,544	57,466	172,615	171,807
Impairment	46,497	1,908	46,497	1,908
FFO	$71,688	$104,519	$173,864	$223,579
Distribution to preferred shareholders and unit holders	(11,776)	(11,795)	(35,367)	(35,386)
Repurchase of preferred shares	312	—	312	—
FFO available to common share and unit holders	$60,224	$92,724	$138,809	$188,193
Transaction costs	37	—	94	44
Non-cash ground rent on operating and capital leases	1,788	1,868	5,450	5,613
Management/franchise contract transition costs	—	28	5	72
Interest expense adjustment for acquired liabilities	156	259	717	890
Finance lease adjustment	760	750	2,273	2,242
Non-cash amortization of acquired intangibles	(453)	(482)	(1,390)	(1,445)
Gain on insurance settlement	(1,820)	—	(1,820)	—
Early extinguishment of debt	(7,385)	—	(7,385)	1,534
Amortization of share-based compensation expense	3,521	3,500	10,262	10,083
Redemption of preferred shares	(312)	—	(312)	—
Hurricane-related costs	—	—	—	183
Deferred tax provision (benefit)	2,406	(26,976)	5,740	(26,976)
Unrealized loss on investment	1,238	—	3,900	—
Adjusted FFO available to common share and unit holders	$60,160	$71,671	$156,343	$180,433

FFO per common share - basic	$0.51	$0.77	$1.16	$1.56
FFO per common share - diluted	$0.51	$0.77	$1.16	$1.55
Adjusted FFO per common share - basic	$0.51	$0.59	$1.31	$1.49
Adjusted FFO per common share - diluted	$0.51	$0.59	$1.30	$1.49

Weighted-average number of basic common shares and units	118,726,350	120,651,591	119,475,444	120,950,059
Weighted-average number of fully diluted common shares and units	119,093,161	120,921,819	119,987,469	121,378,479

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 10

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(32,353)	$45,145	$(45,248)	$49,864
Adjustments:
Interest expense	20,180	27,925	74,595	82,285
Income tax expense (benefit)	3,002	(25,213)	7,652	(24,157)
Depreciation and amortization	57,602	57,546	172,790	172,051
EBITDA	$48,431	$105,403	$209,789	$280,043
Impairment	46,497	1,908	46,497	1,908
EBITDAre	$94,928	$107,311	$256,286	$281,951
Transaction costs	37	—	94	44
Non-cash ground rent on operating and capital leases	1,788	1,868	5,450	5,613
Management/franchise contract transition costs	—	28	5	72
Non-cash amortization of acquired intangibles	(453)	(482)	(1,390)	(1,445)
Gain on insurance settlement	(1,820)	—	(1,820)	—
Amortization of share-based compensation expense	3,521	3,500	10,262	10,083
Hurricane-related costs	—	—	—	183
Unrealized loss on investment	1,238	—	3,900	—
Adjusted EBITDAre	$99,239	$112,225	$272,787	$296,501
Business interruption insurance income	(2,054)	(7,059)	(9,599)	(18,340)
Corporate general and administrative and other expenses	8,203	8,162	24,006	27,565
Hotel EBITDA from non-same-property hotels	32	(30)	(3,641)	(103)
Same-Property Hotel EBITDA	$105,420	$113,298	$283,553	$305,623

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 11

Pebblebrook Hotel Trust
Reconciliation of Q4 2025 and Full Year 2025 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(22)	$(13)	$(67)	$(58)
Adjustments:
Real estate depreciation and amortization	50	50	222	222
Impairment	—	—	47	47
FFO	$28	$37	$202	$211
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
Repurchase of preferred shares	—	—	—	—
FFO available to common share and unit holders	$16	$25	$155	$164
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	(1)	(1)	2	2
Adjusted FFO available to common share and unit holders	$21	$30	$178	$187

FFO per common share - diluted	$0.14	$0.22	$1.31	$1.38
Adjusted FFO per common share - diluted	$0.18	$0.26	$1.50	$1.57

Weighted-average number of fully diluted common shares and units	114.8	114.8	118.7	118.7

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 12

Pebblebrook Hotel Trust
Reconciliation of Q4 2025 and Full Year 2025 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(22)	$(13)	$(67)	$(58)
Adjustments:
Interest expense and income tax expense	27	27	109	109
Depreciation and amortization	50	50	222	222
EBITDA	$55	$64	$264	$273
Impairment	—	—	47	47
EBITDAre	$55	$64	$311	$320
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	(1)	(1)	1	1
Adjusted EBITDAre	$60	$69	$333	$342

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 13

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Same-Property Occupancy	79.9%	78.0%	73.4%	71.9%
2025 vs. 2024 Increase/(Decrease)	2.4%		2.2%

Same-Property ADR	$290.25	$306.78	$297.66	$306.87
2025 vs. 2024 Increase/(Decrease)	(5.4%)		(3.0%)

Same-Property RevPAR	$231.84	$239.34	$218.60	$220.55
2025 vs. 2024 Increase/(Decrease)	(3.1%)		(0.9%)

Same-Property Total RevPAR	$362.12	$367.47	$345.11	$343.15
2025 vs. 2024 Increase/(Decrease)	(1.5%)		0.6%

Notes:
For the three months ended September 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025.

For the nine months ended September 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 14

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2025	2025
Same-Property RevPAR variance to 2024:
San Francisco	8.3%	12.0%
Other Resort Markets	8.1%	2.9%
Chicago	2.3%	3.3%
Southern Florida/Georgia	(0.3%)	1.4%
Portland	(3.7%)	3.9%
Boston	(4.9%)	(1.7%)
San Diego	(6.0%)	(0.7%)
Los Angeles	(10.4%)	(13.7%)
Washington DC	(16.4%)	(2.3%)

Resorts	(0.7%)	0.8%
Urban	(4.1%)	(1.6%)
Notes:
For the three months ended September 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025.

For the nine months ended September 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

"Other Resort Markets" includes:
Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 15

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Same-Property Revenues:
Room	$254,613	$262,756	$701,905	$710,551
Food and beverage	96,239	95,998	282,304	275,762
Other	46,829	44,663	123,943	119,212
Total hotel revenues	397,681	403,417	1,108,152	1,105,525

Same-Property Expenses:
Room	$70,434	$68,721	$194,639	$187,453
Food and beverage	71,010	71,346	204,687	201,362
Other direct	9,999	9,681	27,054	26,785
General and administrative	30,984	31,556	89,409	89,542
Information and telecommunication systems	5,637	5,507	16,515	16,023
Sales and marketing	28,550	28,659	82,180	81,729
Management fees	11,748	12,188	31,039	31,983
Property operations and maintenance	14,622	14,244	42,225	40,582
Energy and utilities	12,110	12,213	33,599	32,989
Property taxes	18,772	17,637	53,682	43,742
Other fixed expenses	18,395	18,367	49,570	47,712
Total hotel expenses	292,261	290,119	824,599	799,902

Same-Property EBITDA	$105,420	$113,298	$283,553	$305,623

Same-Property EBITDA Margin	26.5%	28.1%	25.6%	27.6%

Notes:
For the three months ended September 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025.

For the nine months ended September 30, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 16

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	60%	76%	79%	67%	70%
ADR	$299	$306	$306	$285	$300
RevPAR	$179	$232	$240	$191	$211

Hotel Revenues	$295.1	$380.5	$393.7	$328.2	$1,397.6
Hotel EBITDA	$58.4	$118.9	$110.8	$63.7	$351.8
Hotel EBITDA Margin	19.8%	31.2%	28.2%	19.4%	25.2%

	First Quarter	Second Quarter	Third Quarter
	2025	2025	2025

Occupancy	61%	78%	80%
ADR	$293	$302	$289
RevPAR	$179	$236	$233

Hotel Revenues	$297.2	$390.3	$387.9
Hotel EBITDA	$49.9	$114.5	$103.1
Hotel EBITDA Margin	16.8%	29.4%	26.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2025, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 17

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2025 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of September 30, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4; and
  • Newport Harbor Island Resort is excluded from Q1 and Q2.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

                                                Page 18